SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): December 19, 2002




                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                  001-11001              06-0619596
  (State or other jurisdiction       (Commission          (I.R.S. Employer
        of incorporation)            File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut  06905
                    (Address of Principal Executive Offices)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                           ---------------------------
         (Former name or former address, if changed since last report)

ITEM 5.  Other Events.

Citizens Communications Company announced today that it has entered into a definitive agreement to sell its Hawaiian gas division ("The Gas Company of Hawaii") to K-1 USA Ventures, Inc. for $115 million in cash, subject to adjustments under the terms of the agreement. The transaction is expected to close during the fourth quarter of 2003 and is subject to regulatory and other customary approvals. The sales price approximates the book value of The Gas Company. Separately, the Company has concluded its internal investigation of the theft by two former officers of the Company.

ITEM 7.  Financial Statements, Exhibits.

        (c)  Exhibits

         99.1  Press  Release  of  Citizens   Communications   Company  released
               December 19, 2002 announcing Sale of Gas Company and Completion of Investigation.

Exhibit 99.1

                                          Citizens Communications
                                          3 High Ridge Park
                                          Stamford, CT 06905
                                          203.614.5600
                                          Web site: www.czn.net

FOR IMMEDIATE RELEASE

Contacts:
Michael A. Zarrella                         Brigid M. Smith
Vice President                              Assistant Vice President
Corporate Development                       Corporate Communications
203.614.5179    mzarrell@czn.com            203.614.5042    bsmith@czn.com
                ----------------                            --------------


                        Citizens Communications Announces
               Sale of Gas Company and Completion of Investigation

Stamford,  Conn., Dec. 19, 2002 -- Citizens  Communications  Company  (NYSE:CZN,
CZB) announced today that it has entered into a definitive agreement to sell its Hawaiian gas division ("The Gas Company of Hawaii") to K-1 USA Ventures, Inc. for $115 million in cash, subject to adjustments under the terms of the agreement. The transaction is expected to close during the fourth quarter of 2003 and is subject to regulatory and other customary approvals. The sales price approximates the book value of The Gas Company.

Citizens will have generated $1.9 billion of proceeds from its utility sales after the closing of The Gas Company of Hawaii sale and its previously announced Arizona Electric and Gas sales, which exceeds the company's original estimate of $1.8 billion for total proceeds from the divestiture of all of its utility divisions, with its Vermont Electric division still remaining to be sold.

Citizens will apply the net cash proceeds from the sales of Arizona Electric and Gas and The Gas Company of Hawaii to its ongoing program of debt reduction. Citizens has retired approximately $1.062 billion, or 16.4 percent, of its debt during 2002.

Separately, the company has concluded its internal investigation of the theft by two former officers of the company. The previously reported amount of the theft of $7.8 million has not changed. The company continues to believe that substantially all of the cash will be recovered from the former officers and from insurance. The theft does not affect the company's previously completed sales of utility properties and does not relate to the company's current operations in Arizona, Hawaii or Vermont. The company continues to cooperate fully with the Office of the U.S. Attorney for the Southern District of New York and with the New York office of the Securities and Exchange Commission.

K-1 USA Ventures, Inc. is a subsidiary of k1 Ventures Limited. K1 Ventures Limited is domiciled and incorporated in the Republic of Singapore, invests in a wide range of investments across diverse sectors including energy, consumer products, technology and healthcare, and is listed on the Singapore Exchange Securities Trading Limited (the Singapore Stock Exchange).

More information about Citizens can be found at www.czn.net.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CITIZENS COMMUNICATIONS COMPANY
                                  (Registrant)


                         By: /s/ Robert J. Larson
                             --------------------------------
                             Robert J. Larson
                             Vice President and Chief Accounting Officer

Date: December 20, 2002